                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 15, 2000
                        (Date of earliest event reported)


                  EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
             (Exact name of registrant as specified in its charter)


          WASHINGTON                   000-13468                91-1069248
-------------------------------   ---------------------   ----------------------
(State or other jurisdiction of   (Commission File No.)       (IRS Employer
incorporation or organization)                            Identification Number)


1015 THIRD AVENUE, 12TH FLOOR, SEATTLE, WASHINGTON                98104
--------------------------------------------------              ----------
  (Address of principal executive offices)                      (Zip Code)


                                 (206) 674-3400
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------


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ITEM 9. REGULATION FD DISCLOSURE.

The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available before the market opens on December 18, 2000.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document including the answers to questions 1, 2, 3, and 5 contain forward-looking statements which must be considered in connection with the discussion of the important factors that could cause actual results to differ materially from the forward-looking statements. Attention should be given to the risk factors identified and discussed in the Company's report on Form 10-K filed on or about March 29, 2000 and the most current report on Form 10-Q.

              SELECTED INQUIRIES RECEIVED THROUGH NOVEMBER 15, 2000

1.   When will Expeditors announce 4th Quarter 2000 earnings results?

WE EXPECT TO ANNOUNCE OUR 4TH QUARTER 2000 RESULTS BEFORE THE MARKET OPENS ON FEBRUARY 13TH, 2001.

2.   Will Expeditors ever have a conference call?

NO, WE DO NOT CURRENTLY PLAN TO HOST A CONFERENCE CALL. WHILE WE RECOGNIZE THAT CONFERENCE CALLS ARE COMMON, WE HAVE ALWAYS TRIED TO COMMUNICATE WITH OUR CUSTOMERS, EMPLOYEES, AND INVESTORS IN A MEANINGFUL WAY. WE HAVE LISTENED TO ENOUGH INDUSTRY CONFERENCE CALLS TO DECIDE THAT WE CAN FOREGO THE EMPTY COMPLIMENTS ("NICE QUARTER GUYS"). WE ALSO BELIEVE THAT INVESTORS WILL BENEFIT FROM REAL WRITTEN ANSWERS TO THOUGHTFUL QUESTIONS. IT'S A LITTLE MORE WORK FOR ALL OF US, BUT WE FEEL THAT THE QUALITY OF THE INFORMATION DISCLOSED WILL BE BETTER WITH A MORE FORMAL PROCESS.

3. Have you received any feedback regarding your new Reg F-D policy? Can we expect faster turnaround with the questions following an earnings release?

WITH TIME, WE THINK THAT WE CAN IMPROVE OUR RESPONSE TIME TO POINT WHERE ANSWERS CAN BE AVAILABLE BEFORE THE OPENING OF THE MARKET ON THE DAY AFTER THE EARNINGS RELEASE. THIS WOULD BE WITHIN 24 HOURS OF THE EARNINGS RELEASE. IT MAY TAKE A FEW QUARTERS TO GET THIS IRONED OUT, BUT WE ARE COMMITTED TO MAKING THESE DISCLOSURES AS TIMELY AND AS RELEVANT AS POSSIBLE.

4. Please provide a breakdown by region of the ratio of export to import net revenue.

BASED ON A REVIEW OF OUR MOST RECENT FIGURES, THE FOLLOWING TABLE PRESENTS AN APPROXIMATE PERCENTAGE BREAKDOWN BETWEEN EXPORT AND IMPORT NET REVENUES BY MAJOR GEOGRAPHIC REGION:

                                    EXPORTS          IMPORTS
                                    -------          -------
         NORTH AMERICA              35%              65%
         FAR EAST                   85%              15%
         EUROPE AND AFRICA          40%              60%
         MIDDLE EAST & INDIAN
             SUBCONTINENT           55%              45%
         AUSTRALASIA                15%              85%
         LATIN AMERICA              20%              80%

5.   Can you comment on the tone of business during the month of October?

FROM A QUALITATIVE STANDPOINT, OCTOBER 2000 WAS A VERY GOOD MONTH (NOTE THAT THIS IS THE SAME QUALITATIVE DESCRIPTION WE USED FOR SEPTEMBER 2000).


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FOLLOWING THE ISSUANCE OF OUR NEW CORPORATE DISCLOSURE POLICY, WE HAVE HAD SOME
INTERNAL DISCUSSION ABOUT THE DESIRABILITY OF USING THIS FORUM TO DISCLOSE SUMMARY UNAUDITED MONTHLY FINANCIAL INFORMATION FOR THE FIRST TWO MONTHS OF EACH QUARTER. THIS DISCLOSURE WOULD LIKELY INCLUDE YEAR OVER YEAR NET REVENUE AND OPERATING INCOME IN TOTAL AND BY GEOGRAPHIC REGION. WE WOULD RELEASE THESE NUMBERS WITH THE REGULAR MONTHLY DISCLOSURE IN THE FOLLOWING MONTH. THIS WOULD MEAN THAT SUMMARY NUMBERS FOR THE FIRST MONTH WOULD BECOME PUBLIC BY THE FIRST BUSINESS DAY AFTER THE 15TH OF THE SECOND MONTH. NUMBERS FOR THE SECOND MONTH OF A QUARTER WOULD BECOME AVAILABLE TO THE PUBLIC BY THE FIRST BUSINESS DAY AFTER THE 15TH OF THE THIRD MONTH.

FOLLOWING OUR POLICY, ANY QUESTIONS ON THE SUMMARY UNAUDITED MONTHLY DATA WOULD HAVE TO BE SUBMITTED IN WRITING AND COULD BE ANSWERED ONLY WITH THE NEXT MONTHLY DISCLOSURE. ALONG THOSE LINES, WE HAVE A SERIOUS CONCERN THAT THIS DELAY MIGHT CAUSE MORE FRUSTRATION THAN THE OBVIOUS BENEFITS IT WOULD PROVIDE. IN ANY EVENT, WE DON'T ANTICIPATE MAKING MONTHLY QUANTITATIVE DISCLOSURES PRIOR TO JANUARY 2001.

WE HAVE NO IDEA HOW MANY PEOPLE ACTUALLY READ THIS DOCUMENT, BUT WE ARE INTERESTED IN RECEIVING FEEDBACK REGARDING THIS PROPOSAL. WE THANK YOU FOR YOUR INTEREST IN EXPEDITORS AND LOOK FORWARD TO ANY COMMENTS THAT WILL INCREASE THE VALUE OF OUR DISCLOSURES FOR THE INVESTING PUBLIC.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.




  November 15, 2000                 /s/ PETER J. ROSE
                                    -------------------------------------------
                                    Peter J. Rose, Chairman and
                                      Chief Executive Officer




  November 15, 2000                 /s/ R. JORDAN GATES
                                    -------------------------------------------
                                    R. Jordan Gates, Executive Vice President-
                                      Chief Financial Officer and Treasurer




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